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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-74814) of our report dated September 13, 1996 appearing on page 3 of the financial statements of the Corrpro Companies, Inc. Profit Sharing Plan and Trust on Form 11-K for the year ended March 31, 1996.



PRICE WATERHOUSE LLP

Cleveland, Ohio
September 23, 1996


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